UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2007

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 9, 2007, Gladstone Capital Corporation, through its wholly-owned subsidiary, Gladstone Business Loan LLC, amended its credit agreement with Deutsche Bank AG and certain other parties.  The credit agreement, established on May 19, 2003, was amended and restated on May 26, 2006.  This Amendment No. 2 to the Amended and Restated Credit Agreement increased the capacity of the facility to $170 million from $150 million and also modified existing definitions.

A copy of the Amendment No. 2 to the Amended and Restated Credit Agreement is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(a)                                  Not applicable.

(b)                                 Not applicable

(c)                                  Not applicable

(d)                                 Exhibit 10.1 – Amendment No. 2 to the Amended and Restated Credit Agreement by and among Gladstone Business Loan LLC, Deutsche Bank AG, and certain other parties, dated as of February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
	By:	/s/ Harry Brill
February 12, 2007	(Harry Brill, Chief Financial Officer)